UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 7, 2006

ATMEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19032	77-0051991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2325 Orchard Parkway
San Jose, CA 95131
(Address of principal executive offices, including zip code)
(408) 441-0311
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
On December 7, 2006, the board of directors of Atmel Corporation (the “Company”) approved, and on December 12, 2006 the Company announced, several strategic restructuring initiatives in order to enhance profitability, accelerate the Company’s growth and reduce costs. The Company plans to optimize its manufacturing operations by selling its North Tyneside, United Kingdom and Heilbronn, Germany wafer fabrication facilities and adopt a “fab-lite” manufacturing model by expanding the Company’s foundry relationships and better utilizing the Company’s remaining wafer fabrication facilities. In addition, the Company plans to implement a workforce reduction plan through a combination of voluntary resignations, attrition and other actions.
The workforce reduction plan is expected to result in a reduction of approximately 300 employees, or 10%, of the Company’s non-manufacturing workforce and be completed by the end of 2007. The Company cannot predict with certainty the expected completion date of the sale of its North Tyneside and Heilbronn facilities. The Company expects headcount to be reduced by approximately 1,000 additional employees upon the completion of sales of its North Tyneside and Heilbronn facilities.
The Company estimates that it will record restructuring and impairment charges in excess of $200 million in the fourth quarter of 2006 for fixed-asset write downs, severance and other expenses associated with the restructuring. Of this amount, approximately $20 million to $30 million will be related to severance and other expenses associated with the workforce reduction plan. The Company currently is not able to estimate the impairment charge associated with the sale of the North Tyneside, United Kingdom fabrication facility; however, the Company expects it will be significant. The Company currently does not expect the sale of the Heilbronn, Germany fabrication facility to result in an impairment charge.
A copy of the press release relating to this announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 2.06 Material Impairments
The information contained in Item 2.05 regarding the impairment charge associated with the sale of the North Tyneside, United Kingdom fabrication facility is incorporated herein by reference.
Item 8.01 Other Events
On December 11, 2006, the Company issued a press release entitled “Atmel Granted Conditional Nasdaq Listing.” A copy of this press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated as of December 12, 2006, entitled “Atmel Announces Strategic Restructuring Initiatives to Accelerate Profitable Growth and Reduce Costs.”
99.2	Press release dated as of December 11, 2006 entitled “Atmel Granted Conditional Nasdaq Listing.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMEL CORPORATION
Date: December 12, 2006	By:	/s/ Robert Avery
Robert Avery
Vice President Finance & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated as of December 12, 2006, entitled “Atmel Announces Strategic Restructuring Initiatives to Accelerate Profitable Growth and Reduce Costs.”
99.2	Press release dated as of December 11, 2006 entitled “Atmel Granted Conditional Nasdaq Listing.”